Exhibit 10.1

EXECUTION VERSION

Mobile Mini, Inc.

$250,000,000

5.875% Senior Notes due 2024

PURCHASE AGREEMENT

May 4, 2016

DEUTSCHE BANK SECURITIES INC.

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Ladies and Gentlemen:

Each of Mobile Mini, Inc., a Delaware corporation (the “Company”), and the Company’s subsidiaries listed on the signature pages hereof (collectively, the “Subsidiary Guarantors”) hereby confirms its agreement with you in your capacity as the representative (the “Representative”) of the several parties listed on Schedule II hereto (the “Initial Purchasers”), as set forth below.

Section 1. The Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchasers $250,000,000 aggregate principal amount of its 5.875% Senior Notes due 2024 (the “Notes”). The Notes are to be issued under an indenture (the “Indenture”) to be dated as of May 9, 2016 by and among the Company, the Subsidiary Guarantors and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”). The Notes will be unconditionally guaranteed (the “Guarantees”) on a senior basis by each of the Subsidiary Guarantors and, unless the context otherwise requires, any reference to the “Notes” shall include a reference to the related Guarantees.

The Notes will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Act”), in reliance on exemptions therefrom.

In connection with the sale of the Notes, the Company has prepared a preliminary offering memorandum dated May 4, 2016 (the “Preliminary Memorandum”) setting forth or including a description of the terms of the Notes, the terms of the offering of the Notes, a description of the Company and any material developments relating to the Company occurring after the date of the most recent historical financial statements included or incorporated by reference therein. As used herein, “Pricing Disclosure Package” shall mean the Preliminary Memorandum, as supplemented or amended by the written communications listed on Annex A hereto in the most recent form that has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of offers to purchase Notes prior to 5:00 p.m. Eastern time, on May 4, 2016 (the “Time of Execution”). Promptly after the Time of Execution and in any event no later than the second Business Day following the Time of Execution, the Company will prepare and deliver to each Initial Purchaser a final offering memorandum (the “Final Memorandum”), which will consist of the Preliminary Memorandum with such changes therein as are required to reflect the information contained in the amendments or supplements listed on Annex A hereto. The Company hereby confirms that it has authorized the use of the Pricing Disclosure Package, the Final Memorandum and the Recorded Road Show (defined below) in connection with the offer and sale of the Notes by the Initial Purchasers.

The Initial Purchasers and their direct and indirect transferees of the Notes will be entitled to the benefits of the Registration Rights Agreement to be dated as of the Closing Date (as defined in Section 3 below) (the “Registration Rights Agreement”), pursuant to which the Company and the Subsidiary Guarantors will agree, among other things, to file with the Securities and Exchange Commission (the “Commission”) under the circumstances set forth therein, (i) a registration statement under the Act (the “Exchange Offer Registration Statement”) relating to the 5.875% Senior Notes due 2024 of the Company (the “Exchange Notes”) to be offered in exchange (the “Exchange Offer”) for the Notes, and (ii) as and to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Act (the “Shelf Registration Statement” and, together with the Exchange Offer Registration Statement, the “Registration Statements”) relating to the resale by certain holders of the Notes, and to cause such Registration Statements to be declared effective in accordance with the provisions of the Registration Rights Agreement. The Exchange Notes and Guarantees attached thereto are herein collectively referred to as the “Exchange Securities.”

Section 2. Representations and Warranties. As of the Time of Execution and at the Closing Date, the Company and the Subsidiary Guarantors, jointly and severally, represent and warrant to and agree with each of the Initial Purchasers as follows (references in this Section 2 to the “Offering Memorandum” are to (i) the Pricing Disclosure Package in the case of representations and warranties made as of the Time of Execution and (ii) both the Pricing Disclosure Package and the Final Memorandum in the case of representations and warranties made at the Closing Date (as defined in Section 3 below) and, in each case, include any documents incorporated by reference therein):

(a) The Preliminary Memorandum, on the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Time of Execution, the Pricing Disclosure Package does not, and on the Closing Date, will not, and the Final Memorandum as of its date and on the Closing Date will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Pricing Disclosure Package and Final Memorandum made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through Deutsche Bank Securities Inc. specifically for inclusion therein. The Company has not distributed or referred to and will not distribute or refer to any written communications (as defined in Rule 405 of the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes (each such communication by the Company or its agents and representatives (other than the Pricing Disclosure Package and Final Memorandum) an “Issuer Written Communication”) other than the Pricing Disclosure Package, the Final Memorandum and the recorded electronic road show made available to investors (the “Recorded Road Show”). Any information in an Issuer Written Communication that is not otherwise included in the Pricing Disclosure Package and the Final Memorandum does not conflict with the Pricing Disclosure Package or the Final Memorandum, and each Issuer Written Communication, when taken together with the Pricing Disclosure Package does not at the Time of Execution and when taken together with the Final Memorandum at the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) As of the Closing Date, the Company will have the authorized, issued and outstanding capitalization set forth in the Offering Memorandum under the heading “Capitalization”; all of the outstanding shares of capital stock or membership interests in the Company and the subsidiaries of the Company listed in Schedule I attached hereto (each, a “Subsidiary” and collectively, the “Subsidiaries”); have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; except as set forth in the Offering Memorandum or in any filing by the Company with the Commission all of the outstanding shares of capital stock and other ownership interests of the Company and of each of the Subsidiaries will be free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or “Blue Sky” laws of certain jurisdictions) or voting; except as set forth in the Offering Memorandum or in any filings by the Company with the Commission, there are no (i) options, warrants or other rights to purchase, (ii) agreements or other obligations of the Subsidiaries to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any of the Subsidiaries outstanding. Except for the Subsidiaries or as disclosed in the Offering Memorandum, the Company does not own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity.

(c) Each of the Company and the Subsidiaries is duly incorporated or formed, validly existing and in good standing as a corporation, limited liability company or limited partnership under the laws of its respective jurisdiction of organization and has all requisite corporate power and authority to own or lease its properties and conduct its business as now conducted and as described in the Offering Memorandum; each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial or otherwise), prospects or results of operations of the Company and the Subsidiaries, taken as a whole (any such event, a “Material Adverse Effect”).

(d) The Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Notes, the Exchange Notes and the Private Exchange Notes (as defined in the Registration Rights Agreement). The Notes, when issued, will be in the form contemplated by the Indenture. The Notes, the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement (or issued by the Company in accordance with the Registration Rights Agreement and the Indenture, in the case of the Exchange Notes and the Private Exchange Notes), will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (collectively, the “Enforceability Exceptions”).

(e) Each of the Subsidiary Guarantors has all requisite corporate, partnership, limited liability company or other organizational power and authority to execute, deliver and perform each of its obligations under the Guarantees and the guarantees of the Exchange Notes and the Private Exchange Notes. The Guarantees, and the guarantees of the Exchange Notes, when issued, will be in the form contemplated by the Indenture. The Guarantees and the guarantees of the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by each of the Subsidiary Guarantors and, when the Guarantees and the guarantees of the Exchange Notes are executed by each of the Subsidiary Guarantors and when the Notes are duly executed and delivered against payment therefor and are authenticated by the Trustee in accordance with the provisions of the Indenture and the Exchange Notes are issued, such Guarantees and guarantees of the Exchange Notes will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Subsidiary Guarantors, entitled to the benefits of the Indenture and enforceable against the Subsidiary Guarantors in accordance with their terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.

(f) Each of the Company and the Subsidiary Guarantors has all requisite corporate, partnership, limited liability company or other organizational power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the “TIA”). The Indenture has been duly and validly authorized by each of the Company and the Subsidiary Guarantors and, when executed and delivered by each of the Company and the Subsidiary Guarantors (assuming the due authorization, execution and delivery thereof by the Trustee), will constitute a valid and legally binding agreement of each of the Company and the Subsidiary Guarantors, enforceable against each of the Company and the Subsidiary Guarantors in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.

(g) Each of the Company and the Subsidiary Guarantors has all requisite corporate, partnership, limited liability company or other organizational power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by each of the Company and the Subsidiary Guarantors and, when executed and delivered by each of the Company and the Subsidiary Guarantors (assuming the due authorization, execution and delivery by the Initial Purchasers), will constitute a valid and legally binding agreement of each of the Company and the Subsidiary Guarantors enforceable against each of the Company and the Subsidiary Guarantors in accordance with its terms, except that (A) the enforcement thereof may be subject to the Enforceability Exceptions and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

(h) Each of the Company and the Subsidiary Guarantors has all requisite corporate, partnership, limited liability company or other organizational power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by the Company and the Subsidiary Guarantors of the transactions contemplated hereby have been duly and validly authorized by each of the Company and the Subsidiary Guarantors. This Agreement has been duly executed and delivered by each of the Company and the Subsidiary Guarantors.

(i) Assuming (a) the accuracy of the representations and warranties of the Initial Purchasers contained in Section 8 hereof and (b) the Initial Purchasers’ compliance with the agreements set forth in Section 8 and the offering and transfer procedures and restrictions described in the Offering Memorandum, no consent, approval, authorization or order of or registration, qualification, license or permit of or with any court or governmental agency or body, or third party is required for the issuance and sale by the Company of the Notes to the Initial Purchasers or the consummation by the Company and the Subsidiary Guarantors of the other transactions contemplated hereby, except (i) such as have been obtained and (ii) such as may be required under state securities or “Blue Sky” laws in connection with the purchase and resale of the Notes by the Initial Purchasers.

(j) None of the Company or the Subsidiaries is (i) in violation of its certificate of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in breach of or default under (nor has any event occurred that, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, “Contracts”), except for any such breach, default, violation or event that would not, individually or in the aggregate, have a Material Adverse Effect.

(k) The execution, delivery and performance by the Company of this Agreement, the Indenture and the Registration Rights Agreement, the execution, delivery and performance by the Subsidiary Guarantors of this Agreement, the Indenture and the Registration Rights Agreement and the consummation by the Company and the Subsidiary Guarantors of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Notes to the Initial Purchasers and the issuance of the Exchange Securities in the Exchange Offer) will not conflict with or constitute or result in a breach of or a default under (or an event that with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event that would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws (or similar organizational document) of the Company or any of the Subsidiaries or (iii) (assuming compliance with all applicable state securities or “Blue Sky” laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of the Subsidiaries or any of

their respective properties or assets, except for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(l) KPMG LLP (“KPMG”), who are reporting on the audited financial statements, for the fiscal years ended December 31, 2015, 2014 and 2013, of the Company and the Subsidiary Guarantors incorporated by reference in the Offering Memorandum, are independent public accountants within the meaning of the Act and the rules and regulations promulgated thereunder. The audited consolidated financial statements of the Company and the Subsidiaries and the related notes thereto included in the Offering Memorandum present fairly in all material respects the financial position, results of operations and cash flows of the Company and the Subsidiaries at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles consistently applied throughout such periods, except as otherwise stated therein. The summary and selected financial and statistical data regarding the Company’s financial information in the Offering Memorandum present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included or incorporated by reference therein. The interactive data in eXtensible Business Reporting Language included in the Offering Memorandum fairly represent the information called for in all materials respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(m) There is not pending or, to the knowledge of the Company or any of the Subsidiaries, threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of the Subsidiaries is a party, or to which the property or assets of the Company or any of the Subsidiaries are subject, before or brought by any court, arbitrator or governmental agency or body that would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Notes to be sold hereunder or the consummation of the other transactions described in the Offering Memorandum.

(n) Each of the Company and the Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Offering Memorandum (“Permits”), except where the failure to obtain such Permits would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; each of the Company and the Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit except where such revocation, termination or impairment would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and none of the Company or the Subsidiaries has received any written notice of any proceeding relating to the revocation or modification of any such Permit, except as described in the Offering Memorandum and except where such revocation or modification would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(o) Since the date of the most recent financial statements appearing in the Offering Memorandum, and except as otherwise described in the Offering Memorandum, (i) none of the Company or the Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business, which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (ii) none of the Company or the Subsidiaries has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than with respect to any of such Subsidiaries, the purchase of, or dividend or distribution on, capital stock owned by the Company) and (iii) there has not been any material change in the capital stock or any change in the long-term indebtedness of the Company or the Subsidiaries.

(p) Each of the Company and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, and has paid all taxes shown as due thereon other than amounts being contested in good faith; and other than tax deficiencies that the Company or any Subsidiary is contesting in good faith and for which the Company or such Subsidiary has provided adequate reserves, there is no tax deficiency that has been asserted against the Company or any of the Subsidiaries that would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(q) The statistical and market-related data included in the Offering Memorandum are based on or derived from sources that the Company and the Subsidiaries believe to be reliable and accurate.

(r) None of the Company, the Subsidiaries or any agent acting on their behalf has taken or will take any action that might cause this Agreement or the sale of the Notes to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

(s) Each of the Company and the Subsidiaries has good and marketable title to all real property and good title to all material personal property described in the Offering Memorandum as being owned by it and valid title to a leasehold estate in the real and personal property described in the Offering Memorandum as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except as described in the Offering Memorandum (including those liens permitted by the terms of the Indenture) or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. All leases, contracts and agreements to which the Company or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or such Subsidiary, and with only such exceptions as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(t) The Company and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now operated by them as described in the Offering

Memorandum, and none of the Company or the Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would have a Material Adverse Effect.

(u) There are no legal or governmental proceedings now pending or known by any executive officer of the Company to be threatened against or involving or affecting the Company or any Subsidiary or any of their respective properties or assets that would be required to be described in a prospectus delivered pursuant to the Act that are not described in the Offering Memorandum, nor are there any material contracts or other documents that would be required to be described in a prospectus delivered pursuant to the Act that are not described in the Offering Memorandum.

(v) Except as would not, individually or in the aggregate, have a Material Adverse Effect (A) each of the Company and the Subsidiaries is in compliance with and not subject to liability under applicable Environmental Laws (as defined below), (B) each of the Company and the Subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has and is in compliance with all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company or any of the Subsidiaries, threatened against the Company or any of the Subsidiaries under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any of the Subsidiaries, (E) none of the Company or the Subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any comparable state law and (F) no property or facility of the Company or any of the Subsidiaries is (i) listed or proposed for listing on the National Priorities List under CERCLA or (ii) listed in the Comprehensive Environmental Response, Compensation and Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

For purposes of this Agreement, “Environmental Laws” means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and aboveground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

(w) There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of the Subsidiaries that is pending or, to the knowledge of the

Company or any of the Subsidiaries, threatened which would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(x) Each of the Company and the Subsidiaries carries insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties except where the failure to do so would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(y) Except as would not, individually or in the aggregate, have a Material Adverse Effect, none of the Company or the Subsidiaries has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company or any of the Subsidiaries makes or ever has made a contribution and in which any employee of the Company or of any Subsidiary is or has ever been a participant. With respect to such plans, the Company and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA.

(z) Each of the Company and the Subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization, (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and (E) the interactive data in eXtensible Business Reporting Language included in the Offering Memorandum fairly represent the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company and the Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, management to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

(aa) The Company and the Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and the Subsidiaries have carried out evaluations, with the participation of management, of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(bb) None of the Company or the Subsidiaries is, or after the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum will be, required to register as an “investment company”

or “promoter” or “principal underwriter” for an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

(cc) The Notes, the Indenture and the Registration Rights Agreement as of the Closing Date will conform in all material respects to the descriptions thereof in the Offering Memorandum.

(dd) No holder of securities (other than the Notes) of the Company or any Subsidiary will be entitled to have such securities registered under the Registration Statements required to be filed by the Company pursuant to the Registration Rights Agreement other than as expressly permitted thereby.

(ee) Immediately after the consummation of the transactions contemplated by this Agreement, the fair value and present fair saleable value of the assets of the Company and the Subsidiaries (on a consolidated basis) will exceed the sum of their stated liabilities and identified contingent liabilities; the Company and the Subsidiaries (on a consolidated basis) are not, nor will the Company or the Subsidiaries (on a consolidated basis) be, after giving effect to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, (a) left with unreasonably small capital with which to carry on their business as it is proposed to be conducted, (b) unable to pay their debts (contingent or otherwise as they mature or (c) otherwise insolvent.

(ff) None of the Company, the Subsidiaries or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent (excluding any Initial Purchaser), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any “security” (as defined in the Act) that is or could be integrated with the sale of the Notes in a manner that would require the registration under the Act of the Notes or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Act. Assuming (a) the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof and (b) due performance of the covenants and agreement of the Initial Purchasers set forth in this Agreement, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by this Agreement to register any of the Notes under the Act or, until such time as the Exchange Securities are issued pursuant to an effective Registration Statement, to qualify the Indenture under the TIA.

(gg) No securities of the Company or any Subsidiary are of the same class (within the meaning of Rule 144A under the Act) as the Notes and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

(hh) As of the date hereof, none of the Company or the Subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Notes.

(ii) None of the Company, the Subsidiaries, any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) or any person acting on its or their behalf (other than the Initial Purchasers) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act (“Regulation S”)) with respect to the Notes; the Company, the Subsidiaries and their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchasers) have complied with the offering restrictions requirement of Regulation S.

(jj) Except as will be disclosed in the Offering Memorandum, there are no business relationships or related party transactions required to be disclosed therein by Item 404 of Regulation S-K of the Commission and each business relationship or related party transaction described therein is in all material respects a fair and accurate description of the relationships and transactions so described.

(kk) Neither the Company nor any of the Subsidiaries, nor to the best knowledge of the Company and each of the Guarantors, any director, officer, agent, employee, Affiliate or other person associated with or acting on behalf of the Company or any of the Subsidiaries: (i) has used any funds for any unlawful contribution, gift, property, entertainment or other unlawful expense related to political activity; (ii) has made or taken any action to further or facilitate any offer, payment, gift, promise to pay, or any offer, gift or promise of anything else of value, directly or indirectly, to any person knowing that all or a portion of the payment will be offered, given or promised to anyone to improperly influence official action, to obtain or retain business for the Company or its Subsidiaries, or to secure an improper advantage for the Company or its Subsidiaries; (iii) has made, offered or taken any act in furtherance of any bribe, unlawful rebate, payoff, influence payment, property, gift, kickback or other unlawful payment; or (iv) is aware of or has taken any action, directly or indirectly, that would result in a violation of any provision of the Bribery Act 2010 of the United Kingdom, the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions, the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations there under, which apply to the Company or its Subsidiaries. The Company, the Subsidiaries and their Affiliates have each conducted their businesses in compliance with all applicable anti-bribery and anti-corruption laws and/or regulations and have instituted and maintain policies and procedures reasonably designed to promote and ensure continued compliance with all applicable anti-bribery and anti-corruption laws and with the representation and warranty contained herein. The Company, the Subsidiaries and their Affiliates will not, directly or indirectly, use the proceeds of the offering and sale of the Notes or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity for the purpose of financial or facilitating any activity that would violate the laws and regulations as referred to in section (iv) above.

(ll) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including without limitation, those of Title 18 U.S. Code section 1956 and 1957, the Bank Secrecy Act of 1970, otherwise known as the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions where the Company or any of its Subsidiaries conducts business, the rules and regulations thereunder, and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of the Subsidiaries, and any international anti-money laundering guidelines, principles or procedures issued by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, and any Executive Order, directive, or regulation pursuant to the authority or to the enforcement of any of the foregoing, or any orders or licenses issued thereunder (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(mm) Neither the Company nor any of the Subsidiaries nor any director or officer of the Company or any of the Subsidiaries, nor, to the Company’s knowledge, any agent, Affiliate, or employee of the Company or any of the Subsidiaries, or any other person associated with or acting on behalf of the Company or any of the Subsidiaries, or benefiting in any capacity in connection with this Agreement, is currently the subject or the target of any sanctions administered or imposed by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of Commerce, or the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any similar sanctions imposed by any governmental body to which the Company or any of its Subsidiaries is subject (collectively, “Sanctions”)), nor is owned or controlled by an individual or entity that is currently the subject or target of any Sanctions, nor is located, organized or resident in a country or territory that is the subject of Sanctions (a “Sanctioned Country”) (including, without limitation, Burma (Myanmar), Crimea, Cuba, Iran, North Korea, Sudan and Syria); nor is designated as a ‘specially designated national’ or a ‘blocked person’ by the U.S. Government. Neither the Company nor its Subsidiaries have engaged in during the past five years, are not now engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country, except to the extent authorized by OFAC; and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitating, is the subject or target of Sanctions; (ii) to fund or facilitate any activities of or business in any Sanctioned Country in violation of Sanctions or (iii) in any other manner that will result in a Sanctions violation by any person (including any person participating in the transaction, whether as an initial purchaser, underwriter, advisor, investor or otherwise).

Any certificate signed by any officer of the Company or any Subsidiary Guarantor and delivered to any Initial Purchaser or to counsel for the Initial Purchasers shall be deemed a joint and several representation and warranty by the Company and each of the Subsidiary Guarantors to each Initial Purchaser as to the matters covered thereby.

Section 3. Purchase, Sale and Delivery of the Notes. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers, acting severally and not jointly, agree to purchase, the Notes in the respective amounts set forth on Schedule II attached hereto from the Company at 98.50% of their principal amount (i.e., a discount of $3,750,000). One or more certificates in global form for the Notes that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to the Company at least 36 hours prior to the Closing Date, shall be delivered by or on behalf of the Company to the Initial Purchasers, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer (same day funds), to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Notes shall be made at the offices of Cahill Gordon & Reindel LLP at 9:00 a.m., New York time, on May 9, 2015, or at such other place, time or date as the Initial Purchasers, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the “Closing Date.” The Company will make such certificate or certificates for the Notes available for checking and packaging by the Initial Purchasers at the offices of Deutsche Bank Securities Inc. in New York, New York, or at such other place as Deutsche Bank Securities Inc. may designate, at least 24 hours prior to the Closing Date.

Section 4. Offering by the Initial Purchasers. The Initial Purchasers propose to make an offering of the Notes at the price and upon the terms set forth in the Pricing Disclosure Package and the Final Memorandum as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

Section 5. Covenants of the Company and the Subsidiary Guarantors. The Company and the Subsidiary Guarantors, jointly and severally, covenant and agree with each of the Initial Purchasers as follows:

(a) Until the later of (i) the completion of the distribution of the Notes by the Initial Purchasers (as determined by the Initial Purchasers) and (ii) the Closing Date, the Company will not amend or supplement the Pricing Disclosure Package and the Final Memorandum or otherwise distribute or refer to any written communication (as defined under Rule 405 of the Act) that constitutes an offer to sell or a solicitation of an offer to buy the Notes (other than the Pricing Disclosure Package, the Recorded Road Show and the Final Memorandum) or file any report with the Commission under the Exchange Act unless the Initial Purchasers shall previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment, supplement or report and as to which the Initial Purchasers shall have given their consent, which consent shall not be unreasonably withheld. The Company will promptly, upon the reasonable request of the Initial Purchasers or counsel for the Initial Purchasers, make any amendments or supplements to the Pricing Disclosure Package and the Final Memorandum that may be necessary or advisable in connection with the resale of the Notes by the Initial Purchasers.

(b) The Company and the Subsidiary Guarantors will cooperate with the Initial Purchasers in arranging for the qualification of the Notes for offering and sale under the securities or “Blue Sky” laws of such jurisdictions as the Initial Purchasers may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Notes; provided, however, that in connection therewith, neither the Company nor the Subsidiary Guarantors shall be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

(c) (1) If, at any time prior to the completion of the sale by the Initial Purchasers of the Notes or the Private Exchange Notes, any event occurs or information becomes known as a result of which the Pricing Disclosure Package and the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Pricing Disclosure Package and the Final Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchasers thereof and will prepare, at the expense of the Company, an amendment or supplement to the Pricing Disclosure Package and the Final Memorandum that corrects such statement or omission or effects such compliance and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or any Issuer Written Communication would conflict with the Pricing Disclosure Package as then amended or supplemented, or (ii) it is necessary to amend or supplement any of the Pricing Disclosure Package so that any of the Pricing Disclosure Package or any Issuer Written Communication will comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (a) above, furnish to the Initial Purchasers such amendments or supplements to the Pricing Disclosure Package or any Issuer Written Communication (it being understood that any such amendments or supplements may take the form of an amended or supplemented Final Memorandum) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading or so that any Issuer Written Communication will not conflict with the Pricing Disclosure Package or so that the Pricing Disclosure Package or any Issuer Written Communication as so amended or supplemented will comply with law.

(d) The Company will, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of the Pricing Disclosure Package, any Issuer Written Communication and the Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

(e) The Company will apply the net proceeds from the sale of the Notes as set forth under “Use of Proceeds” in the Pricing Disclosure Package and the Final Memorandum.

(f) For two years following the offering of the Notes, the Company will furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of the Notes and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company and the Subsidiary Guarantors with the Commission or any national securities exchange on which any class of securities of the Company may be listed.

(g) Prior to the Closing Date, the Company will furnish to the Initial Purchasers, as soon as they have been prepared, a copy of any unaudited interim financial statements of the Company and the Subsidiary Guarantors for any period subsequent to the period covered by the most recent financial statements appearing in the Pricing Disclosure Package and the Final Memorandum.

(h) None of the Company or any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Act) that could be integrated with the sale of the Notes in a manner which would require the registration under the Act of the Notes.

(i) The Company will not, and will not permit any of the Subsidiaries or their respective Affiliates or persons acting on their behalf to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any directed selling efforts (as such term is defined in the Securities Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Act.

(j) For so long as any of the Notes remain outstanding, the Company will make available at its expense, upon request, to any holder of such Notes and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

(k) The Company will use its reasonable efforts to permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.

(l) During the period beginning on the date hereof and continuing to the date that is 180 days after the Closing Date, without the prior written consent of Deutsche Bank Securities Inc., the Company will not offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company (or guaranteed by the Company) that are substantially similar to the Notes.

(m) In connection with Notes offered and sold in an off-shore transaction (as defined in Regulation S) the Company will not authorize the Trustee to register any transfer of such Notes not made in accordance with the provisions of Regulation S and will not, except in accordance with the provisions of Regulation S, if applicable, issue any such Notes in the form of definitive securities.

(n) The Company will not, and will not permit any of its Affiliates to, engage in any directed selling efforts (as that term is defined in Regulation S) with respect to the Notes.

(o) During the period from the Closing Date until one year after the Closing Date, without the prior written consent of the Initial Purchasers, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Notes that have been reacquired by them, except for Notes purchased by the Company and the Subsidiary Guarantors or any of their affiliates and resold in a transaction registered under the Securities Act.

Section 6. Expenses. The Company and the Subsidiary Guarantors, jointly and severally, agree to pay all costs and expenses incident to the performance of their obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 12 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Pricing Disclosure Package and the Final Memorandum and any amendment or supplement thereto, and any “Blue Sky” memoranda, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company and the Subsidiary Guarantors, (iv) preparation (including printing), issuance and delivery to the Initial Purchasers of the Notes, (v) the qualification of the Notes under state securities and “Blue Sky” laws, including filing fees and fees and disbursements of counsel for the Initial Purchasers relating thereto and in connection with the preparation of any “Blue Sky” memoranda and any supplements thereto, not to exceed $15,000 in the aggregate, (vi) expenses in connection with the “roadshow” and any other meetings with prospective investors in the Notes; provided, however, that the Initial Purchasers shall pay one-half of the cost of any chartered aircraft, (vii) fees and expenses of the Trustee including fees and expenses of counsel for the Trustee, (viii) any fees charged by investment rating agencies for the rating of the Notes, (ix) the cost of any advertising approved by the Initial Purchasers and the Company in connection with the Notes, (x) any stamp or transfer taxes in connection with the original issuance and sale of the Notes and (xi) all other costs and expenses incident to the performance by the Company and the Subsidiary Guarantors of their respective obligations hereunder. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of the Company and the Subsidiary Guarantors to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder (other than pursuant to clauses (ii)(B), (iii) or (iv) of Section 12(a) hereof or solely by reason of a default by the Initial Purchasers of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Company and the Subsidiary Guarantors jointly and severally agree to promptly reimburse the Initial Purchasers upon demand for all out-of-pocket expenses (including reasonable fees, disbursements and charges of Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers) that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Notes.

Section 7. Conditions of the Initial Purchasers’ Obligations. The obligation of the Initial Purchasers to purchase and pay for the Notes shall, in their sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

(a) On the Closing Date, the Initial Purchasers shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchasers, of DLA Piper LLP (US), counsel for the Company, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, to the effect that:

(i) Each of the Company and the Subsidiaries is validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate power and authority to own or lease its properties and to conduct its business as described in the Pricing Disclosure Package and the Final Memorandum.

(ii) The Company has the authorized, issued and outstanding capitalization as set forth in the Pricing Disclosure Package and the Final Memorandum under the caption “Capitalization”, as of the date stated under the caption; to the knowledge of such counsel, all of the outstanding shares of capital stock or ownership interests of the Company and the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive rights or similar rights; to the knowledge of such counsel, all of the outstanding shares of capital stock or ownership interests of the Subsidiaries are owned, directly or indirectly, by the Company, free and clear of all perfected security interests (other than securing indebtedness under the senior credit facility (or its predecessor)) and, to the knowledge of such counsel, free and clear of all other liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or “Blue Sky” laws of certain jurisdictions) or voting.

(iii) Except as set forth in the Pricing Disclosure Package and the Final Memorandum or in any filing by the Company with the Commission and to the knowledge of such counsel (A) no options, warrants or other rights to purchase from the Company or any Subsidiary shares of capital stock or ownership interests in the Company or any Subsidiary are outstanding, (B) no agreements or other obligations to issue, or other rights to convert any obligation into, or exchange any securities for, shares of capital stock or ownership interests in the Company or any Subsidiary are outstanding and (C) no holder of securities of the Company or any Subsidiary is entitled to have such securities registered under a registration statement filed by the Company pursuant to the Registration Rights Agreement.

(iv) Each of the Company and the Subsidiary Guarantors has all requisite corporate, partnership, limited liability company or other organizational power and authority to execute, deliver and perform each of its obligations under the Indenture, the Notes, the Guarantees, the Exchange Securities and the Private Exchange Notes; the Indenture meets the requirements for qualification under the TIA; the Indenture has been duly and validly authorized by each of the Company and the Subsidiary Guarantors and, when duly executed and delivered by each of the Company and the Subsidiary Guarantors (assuming the due authorization, execution and delivery thereof by the Trustee), will constitute the valid and legally binding agreement of each of the Company and the Subsidiary Guarantors, enforceable against each of the Company and the Subsidiary Guarantors in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.

(v) The Notes are in the form contemplated by the Indenture. The Notes have each been duly and validly authorized by the Company and, when duly executed and delivered by the Company and paid for by the Initial Purchasers in accordance with the terms of this Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Notes by the Trustee in accordance with the Indenture), the Notes will constitute the valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.

(vi) The Exchange Notes and the Private Exchange Notes have been duly and validly authorized by the Company and, when the Exchange Notes and the Private

Exchange Notes are duly executed and delivered by the Company in accordance with the terms of the Registration Rights Agreement and the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Exchange Notes and the Private Exchange Notes by the Trustee in accordance with the Indenture), the Exchange Notes and the Private Exchange Notes will constitute the valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.

(vii) The Guarantees and the guarantees of the Exchange Notes and the Private Exchange Notes have been duly and validly authorized by each Subsidiary Guarantor and, when executed by each of the Subsidiary Guarantors and when the Notes are duly executed and delivered against payment therefor and are authenticated by the Trustee in accordance with the provisions of the Indenture, such Guarantees and such guarantees of the Exchange Notes and the Private Exchange Notes will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of each Subsidiary Guarantor, entitled to the benefits of the Indenture and enforceable against the Subsidiary Guarantors in accordance with their terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.

(viii) Each of the Company and the Subsidiary Guarantors has all requisite corporate, partnership, limited liability company or other organizational power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement; the Registration Rights Agreement has been duly and validly authorized by each of the Company and the Subsidiary Guarantors and, when duly executed and delivered by each of the Company and the Subsidiary Guarantors (assuming due authorization, execution and delivery thereof by the Initial Purchasers), will constitute the valid and legally binding agreement of each of the Company and the Subsidiary Guarantors, enforceable against each of the Company and the Subsidiary Guarantors in accordance with its terms, except that (A) the enforcement thereof may be subject to the Enforceability Exceptions and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

(ix) Each of the Company and the Subsidiary Guarantors has all requisite corporate, partnership, limited liability company or other organizational power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; this Agreement and the consummation by the Company and each of the Subsidiaries of the transactions contemplated hereby have been duly and validly authorized by the Company and each of the Subsidiary Guarantors. This Agreement has been duly executed and delivered by the Company and each of the Subsidiary Guarantors.

(x) The Indenture, the Notes, the Guarantees and the Registration Rights Agreement conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Final Memorandum.

(xi) The statements in the Pricing Disclosure Package and the Final Offering Memorandum under the captions “Certain United States Federal Income Tax Considerations” fairly present and summarize, in all material respects, the matters referred to therein.

(xii) None of the Company or the Subsidiaries is (i) to the knowledge of such counsel, in violation of its certificate of incorporation or bylaws (or similar organizational document) or (ii) to the knowledge of such counsel, in breach or default under (nor has any event occurred that, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any Contract filed as an exhibit to the Company’s Form 10-K for the year ended December 31, 2015, except for any such breach, default, violation or event which would not, individually or in the aggregate, have a Material Adverse Effect.

(xiii) The execution, delivery and performance of this Agreement, the Indenture and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance and sale of the Notes to the Initial Purchasers) will not conflict with or constitute or result in a breach of or a default under (nor has any event occurred that, with notice or passage of time or both would constitute a default under or violation of) any of (i) the terms or provisions of any Contract filed as an exhibit to the Company’s Form 10-K for the year ended December 31, 2015 (assuming the application of proceeds from the issuance and sale of the Notes as described in the Pricing Disclosure Package and the Final Memorandum), except for any such conflict, breach, violation, default or event that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) the certificate of incorporation or bylaws (or similar organizational document) of the Company or any of the Subsidiaries, or (iii) to such counsel’s knowledge (assuming compliance with all applicable state securities or “Blue Sky” laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 of this Agreement) any statute, judgment, decree, order, rule or regulation in the States of Arizona, California, Delaware, New York or Texas known to such counsel to be applicable to the Company or any of the Subsidiaries or any of their respective properties or assets, except for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(xiv) Except for those consents as to which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on the consummation of the transactions contemplated hereby, no consent, approval, authorization or order of any U.S. federal, Arizona, California, Delaware, New York or Texas governmental authority is required for the issuance and sale by the Company of the Notes to the Initial Purchasers or the consummation by the Company of the other transactions contemplated hereby, except such as may be required under Blue Sky laws, as to which such counsel need express no opinion, and those which have previously been obtained.

(xv) To the knowledge of such counsel, there are no legal or governmental proceedings involving or affecting the Company or the Subsidiaries or any of their respective properties or assets that would be required to be described in a prospectus pursuant to the Act that are not described in the Pricing Disclosure Package and the Final Memorandum, nor are there, to the knowledge of such counsel, any material contracts or other documents that would be required to be described in a prospectus pursuant to the Act that are not described in the Pricing Disclosure Package and the Final Memorandum.

(xvi) None of the Company or the Subsidiaries is, or immediately after the sale of the Notes and Guarantees and the application of the proceeds from such sale (as described in the Pricing Disclosure Package and the Final Memorandum under the caption “Use of Proceeds”) will be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(xvii) No registration under the Act of the Notes and Guarantees is required in connection with the sale of the Notes and Guarantees to the Initial Purchasers as contemplated by this Agreement and the Pricing Disclosure Package and the Final Memorandum or in connection with the initial resale of the Notes by the Initial Purchasers in accordance with Section 8 of this Agreement, and prior to the commencement of the Exchange Offer (as defined in the Registration Rights Agreement) or the effectiveness of the Shelf Registration Statement (as defined in the Registration Rights Agreement), the Indenture is not required to be qualified under the TIA, in each case assuming (i)(A) that the purchasers who buy such Notes in the initial resale thereof are reasonably believed to be qualified institutional buyers as defined in Rule 144A promulgated under the Act (“QIBs”) or (B) that the offer or sale of the Notes is made in compliance with Regulation S, (ii) the accuracy of the Initial Purchasers’ representations in Section 8 and (iii) the due performance by the Initial Purchasers of the agreements set forth in Section 8 hereof.

(xviii) Neither the consummation of the transactions contemplated by this Agreement nor the sale, issuance, execution or delivery of the Notes will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

At the time the foregoing opinion is delivered, DLA Piper LLP (US) shall additionally state that it has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Initial Purchasers and counsel for the Initial Purchasers, at which conferences the contents of the Pricing Disclosure Package and the Final Memorandum and related matters were discussed, and, although it has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Pricing Disclosure Package or the Final Memorandum (except to the extent specified in subsection 7(a)(x) and 7(a)(xi)), no facts have come to its attention which lead it to believe that the Pricing Disclosure Package, as of the Time of Execution or at the Closing Date, or that the Final Memorandum, as of its date or at the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that such firm need express no opinion with respect to the financial statements and related notes thereto and the other financial and accounting data derived from the Company’s books and records included or incorporated by reference in the Pricing Disclosure Package or the Final Memorandum). The opinion of DLA Piper LLP (US) described in this Section shall be rendered to the Initial Purchasers at the request of the Company and shall so state therein. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon the representations and warranties of the Initial Purchasers and the Company contained in this Agreement, certificates of officers of the Company and any of the Subsidiaries and certificates of public officials.

(b) On the Closing Date, the Initial Purchasers shall have received the opinion, in form and substance satisfactory to the Initial Purchasers, dated as of the Closing Date and addressed to the Initial Purchasers, of Cahill Gordon & Reindel LLP, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may reasonably require. In rendering such opinion, Cahill Gordon & Reindel LLP shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

(c) The Initial Purchasers shall have received from each of KPMG a comfort letter dated the date hereof, in form and substance reasonably satisfactory to counsel for the Initial Purchasers with respect to financial information included or incorporated by reference in the Pricing Disclosure Package. On the Closing Date, the Initial Purchasers shall have received from KPMG a comfort letter dated the Closing Date, in form and substance satisfactory to counsel for the Initial Purchasers, which shall refer to the comfort letter dated the date hereof and reaffirm or update as of a more recent date, the information stated in the comfort letter dated the date hereof and similarly address the audited and any unaudited financial information in the Final Memorandum.

(d) The representations and warranties of the Company and the Subsidiary Guarantors contained in this Agreement shall be true and correct on and as of the Time of Execution and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the Company’s officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct in all material respects on and as of the date made and on and as of the Closing Date; the Company shall have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as described in the Pricing Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Pricing Disclosure Package and the Final Memorandum, there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

(e) The sale of the Notes hereunder shall not be enjoined (temporarily or permanently) on the Closing Date.

(f) Subsequent to the date of the most recent financial statements included or incorporated by reference in the Pricing Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), none of the Company or any of the Subsidiaries shall have sustained any loss or interference with respect to its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slowdown or work stoppage or from any legal or governmental proceeding, order or decree, which loss or interference, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

(g) The Initial Purchasers shall have received a certificate from each of the Company and the Subsidiary Guarantors, dated the Closing Date, signed by two authorized officers on behalf of the Company or the Subsidiary Guarantors by their respective Chairman of the Board, President or any Senior Vice President and the Chief Financial Officer, to the effect that, to such officer’s knowledge:

(i) the representations and warranties of the Company and the Subsidiary Guarantors contained in this Agreement are true and correct on and as of the Time of Execution and on and as of the Closing Date, and the Company and the Guarantors have performed all covenants and agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date;

(ii) at the Closing Date, since the date hereof or since the date of the most recent financial statements included or incorporated by reference in the Pricing Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or development has occurred, and no information has become known, that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect; and

(iii) the sale of the Notes hereunder has not been enjoined (temporarily or permanently).

(h) On the Closing Date, the Initial Purchasers shall have received the Registration Rights Agreement executed by the Company and the Subsidiary Guarantors.

(i) The Notes shall be eligible for clearance and settlement through The Depository Trust Company.

On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company and the Subsidiaries as they shall have heretofore reasonably requested from the Company.

All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel for the Initial Purchasers. Each of the Company and the Subsidiary Guarantors shall furnish to the Initial Purchasers such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchasers shall reasonably request.

Section 8. Offering of Notes; Restrictions on Transfer. (a) Each of the Initial Purchasers agrees with the Company (as to itself and its respective Affiliates) that (i) neither it nor its Affiliates has nor will they solicit offers for, or offer or sell, the Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Act; and (ii) neither it nor its

Affiliates has nor will they solicit offers for the Notes only from, and will offer the Notes only to, (A) in the case of offers inside the United States, persons whom the Initial Purchasers reasonably believe to be QIBs in transactions under Rule 144A and (B) in the case of offers outside the United States, to persons other than U.S. persons in compliance with Regulation S (“non-U.S. purchasers,” which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for non-U.S. beneficial owners (other than an estate or trust)).

(b) Each of the Initial Purchasers represents and warrants (as to itself and its respective Affiliates) with respect to offers and sales of securities by it outside the United States that (i) it, its Affiliates and persons acting on its or their behalf has and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Notes or has in its possession or distributes any Memorandum or any such other material, in all cases at its own expense; (ii) the Notes have not been and will not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act; and (iii) it has offered the Notes and will offer and sell the Notes (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S.

Terms used in this Section 8 and not defined in this Agreement have the meanings given to them in Regulation S.

Section 9. Indemnification and Contribution. (a) The Company and the Subsidiary Guarantors, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees, affiliates and agents of each Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which any Initial Purchaser, such director, officer, employees, affiliate, agent or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the following:

(i) any untrue statement or alleged untrue statement of any material fact contained in the Pricing Disclosure Package, any Issuer Written Communication or Final Memorandum or any amendment or supplement thereto; or

(ii) the omission or alleged omission to state, in the Pricing Disclosure Package, any Issuer Written Communication or Final Memorandum or any amendment or supplement thereto, a material fact necessary to make the statements therein not misleading;

and will reimburse, as incurred, the Initial Purchasers and each such director, officer, employees, affiliate and agent or controlling person for any legal or other expenses incurred by the Initial Purchasers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company and the Subsidiary Guarantors will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Pricing Disclosure Package or the Final Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Company by the Initial Purchasers through Deutsche Bank Securities Inc. specifically for use therein as set forth in Section 13. The indemnity provided for in this Section 9 will be in addition to any liability that the Company and the Subsidiary Guarantors may otherwise have to the indemnified parties. Neither the Company nor the Subsidiary Guarantors shall be liable under this Section 9 for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

(b) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Company and the Subsidiary Guarantors, their respective directors, officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Pricing Disclosure Package or the Final Memorandum or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company by such Initial Purchaser through Deutsche Bank Securities Inc. specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Company and the Subsidiary Guarantors or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof. The indemnity provided for in this Section 9 will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties. The Initial Purchasers shall not be liable under this Section 9 for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld, conditioned or delayed.

(c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel (including local counsel) reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel (including local counsel) chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest or (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties provided, however, in said event the indemnifying party will not be made liable for the expense of more than one separate counsel (in addition to any local counsel). After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of paragraph (a) of this Section 9 or the Company and the Subsidiary Guarantors in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party or (iii) the indemnifying party has failed to employ counsel reasonably satisfactory to the indemnified party. All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party, or indemnity could have been sought hereunder by any indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance reasonably satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Notes or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company and the Subsidiary Guarantors on the one hand and any Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company and the Subsidiary Guarantors bear to the total discounts and commissions received by such Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Subsidiary Guarantors on the one hand or such Initial Purchaser on the other, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. Each of the Company and the Subsidiary Guarantors and the Initial Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls an Initial Purchaser (or any director, officer, employee, affiliate or agent thereof) within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director of the Company and the Subsidiary Guarantors, each officer of the Company and the Subsidiary Guarantors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company. The Initial Purchasers’ obligations to contribute pursuant to paragraph (d) above are several in proportion to their respective purchase obligations hereunder and not joint.

Section 10. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company and the Subsidiary Guarantors, their officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company and the Subsidiary Guarantors, any of their officers, directors, employees, affiliates or agents, the Initial Purchasers or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9, 10 and 16 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

Section 11. Default of One or More of the Several Initial Purchasers. If, on the Closing Date, any one or more of the several Initial Purchasers shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Notes to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the principal amount of Notes to be purchased set forth opposite their respective names on Schedule II bears to the aggregate principal amount of Notes set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Initial Purchasers, to purchase the Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Initial Purchasers shall fail or refuse to purchase Notes and the principal amount of Notes with respect to which such default occurs exceeds 10% of the principal amount of Notes to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions specified in Section 10 above shall at all times be effective and shall survive such termination. In any such case either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Final Memorandum or any other documents or arrangements may be effected. As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 11. Any action taken under this Section 11 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

Section 12. Termination. (a) This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Company given prior to the Closing Date in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date,

(i) the Company or the Subsidiaries, taken as one enterprise; shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slowdown or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchasers, has had or has a Material Adverse Effect, or there shall have been, in the sole judgment of the Initial Purchasers, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of the Company or the Subsidiaries), except in each case as described in the Pricing Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto);

(ii) trading (A) in securities of the Company or (B) in securities generally on the New York Stock Exchange, American Stock Exchange or the NASDAQ Global Market shall have been suspended or materially limited or minimum or maximum prices shall have been established on any such exchange or market;

(iii) a banking moratorium shall have been declared by New York or United States authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States;

(iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of (A), (B) or (C) above and in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Pricing Disclosure Package and the Final Memorandum; or

(v) any securities of the Company shall have been downgraded by any nationally recognized statistical rating organization registered under Section 15E of the Exchange Act or any such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its ratings of any securities of the Company (other than an announcement with positive implications of a possible upgrading).

(b) Termination of this Agreement pursuant to this Section 12 shall be without liability of any party to any other party except as provided in Section 10 hereof.

Section 13. Information Supplied by the Initial Purchasers. The statements set forth in the fifth paragraph and in the sixth paragraph under the heading “Private Placement” in the Preliminary Memorandum and the Final Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Company for the purposes of Sections 2(a) and 9 hereof.

Section 14. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be mailed or delivered to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Leveraged Debt Capital Markets, Second Floor (fax: (212) 797-4877), with a copy to the attention of the General Counsel, 36th Floor (fax: (212) 797-4561), with a copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, Attention: John A. Tripodoro; and if sent to the Company, shall be mailed or delivered to the Company at 4646 East Van Buren, Suite 400, Phoenix, Arizona 85008, Attention: Christopher J. Miner; with a copy to DLA Piper LLP (US), 2525 East Camelback Road, Suite 1000, Phoenix, Arizona, Attention: Gregory R. Hall.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

Section 15. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchasers (or any director, officer, employee, affiliate or agent thereof) within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 9 of this Agreement shall also be for the benefit of the directors of the Company, its officers and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Notes from the Initial Purchasers will be deemed a successor because of such purchase.

Section 16. APPLICABLE LAW; JURISDICTION; WAIVER OF JURY TRIAL. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

Section 17. No Advisory or Fiduciary Responsibility. Each of the Company and the Subsidiary Guarantors acknowledges and agrees that (i) the purchase and sale of the Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Subsidiary Guarantors, on the one hand, and the Initial Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction each Initial Purchaser is acting solely as a principal and not the agent or fiduciary of the Company and the Subsidiary Guarantors, (iii) no Initial Purchaser has assumed an advisory or fiduciary responsibility in favor of the Company and the Subsidiary

Guarantors with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company and the Subsidiary Guarantors on other matters) or any other obligation to the Company and the Subsidiary Guarantors except the obligations expressly set forth in this Agreement and (iv) the Company and the Subsidiary Guarantors have consulted their own legal and financial advisors to the extent it deemed appropriate. The Company and the Subsidiary Guarantors agree that they will not claim that any Initial Purchaser has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company and the Subsidiary Guarantors, in connection with such transaction or the process leading thereto.

Section 18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this Purchase Agreement shall constitute a binding agreement between the Company and the Initial Purchasers.

Very truly yours, MOBILE MINI, INC.

By:	/s/ Mark E. Funk
Name: Mark E. Funk Title: Chief Financial Officer

EACH OF THE GUARANTORS LISTED ON SCHEDULE I HERETO

By:	/s/ Mark E. Funk
Name: Mark E. Funk Title: Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written. DEUTSCHE BANK SECURITIES INC., as Representative of the several Initial Purchasers

By:	/s/ Christopher Blum
Name: Christopher Blum Title: Managing Director

By:	/s/ Frank Fazio
Name: Frank Fazio Title: Managing Director

ANNEX A

Pricing Supplement

[See Attached]

SCHEDULE I

Subsidiaries of the Company

Name	Jurisdiction of Incorporation

Mobile Storage Group, Inc.	Delaware
Mobile Mini I, Inc.	Arizona
Mobile Mini Dealer, Inc.	Arizona
Mobile Mini, LLC	California
Mobile Mini, LLC	Delaware
A Royal Wolf Portable Storage, Inc.	California
Mobile Mini UK Holdings Ltd.	United Kingdom
Mobile Mini Canada ULC	Canada
A Better Mobile Storage Company	California
MSG Investments, Inc.	California
Mobile Mini Finance, LLC	Delaware
Mobile Storage UK Finance LP	United Kingdom
MSG MMI (Texas) L.P.	Texas
Temporary Mobile Storage, Inc.	California
Ravenstock MSG Ltd.	United Kingdom
Mobile Mini UK Ltd.	United Kingdom
Mobile Storage (UK) Ltd.	United Kingdom
Ravenstock Tam (Hire) Ltd.	United Kingdom
Sbox Storage, LLC	Delaware
Gulf Tanks Holdings, Inc.	Delaware
Evergreen Tank Solutions, Inc.	Delaware
Water Movers, Inc.	Arizona
Water Movers Contracting, LLC	Arizona

SCHEDULE II

Initial Purchaser	Principal Amount of Notes
Deutsche Bank Securities Inc.	$90,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$45,000,000
J.P. Morgan Securities LLC	$45,000,000
Barclays Capital Inc.	$27,500,000
BNP Paribas Securities Corp.	$27,500,000
BBVA Securities Inc.	$7,500,000
Mitsubishi UFJ Securities (USA), Inc.	$7,500,000

Total	$250,000,000